Exhibit 99.1

Acacia Research Reports Third Quarter 2024 Financial Results

Generated $23.3 Million in Consolidated Revenue, up 131% Year Over Year

Energy Operations Generated $15.8 Million in Revenue and Industrial Operations Generated $7.0 Million in Revenue,
Up 12% and 11%, Respectively Quarter Over Quarter

Generated $70.4 Million in Operating Cash Flow During the Nine Months Ended September 30, 2024

Repurchased 3.0 Million Shares for $14.0 Million Via the Company’s Stock Repurchase Program
Through November 7, 2024

Subsequent to the Quarter, Acquired Deflecto for $103.7 Million

New York, NY, November 12, 2024 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”), which acquires and operates businesses across the industrial, energy and technology sectors, today reported financial results for the three and nine months ended September 30, 2024. The Company also posted its third quarter 2024 earnings presentation on its website at www.acaciaresearch.com under Events & Presentations.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “Acacia’s third quarter results reflect the Company’s unwavering focus on value creation via its core technology, energy and industrials verticals. The Company generated $23.3 million in consolidated revenue, up 131% compared to the third quarter last year, recorded a net loss of $14.0 million and produced $1.7 million of Total Company Adjusted EBITDA, and $6.9 million of Operated Segment Adjusted EBITDA for the quarter.1 Excluding the Company’s Intellectual Property Operations, Operated Segment Adjusted EBITDA was $9.0 million for the quarter. A breakdown of the Adjusted EBITDA for each of the Company’s operating segments for the three months ended March 31, June 30 and September 30, and the nine months ended September 30 is included in this Earnings Release and in the Company’s third quarter 2024 earnings presentation.
Subsequent to the quarter, Acacia completed its third transaction in the last twelve months, acquiring Deflecto Acquisition, Inc., a leading specialty manufacturer of essential products serving the commercial transportation, HVAC and office markets for $103.7 million. I’m excited about the value creation potential Deflecto offers through product and operational optimization, and strategic M&A, and look forward to integrating Deflecto into Acacia’s growing portfolio of strategic assets.
Following the Deflecto acquisition, the Company’s cash reserves were approximately $280 million for potential future transactions. The Company also delivered approximately $14 million to shareholders as of November 7, 2024, via our stock repurchase program as part of our long-term strategy to deploy excess cash and increase total shareholder returns over time.”
Key Business Highlights
•Recorded book value per share of $5.85 at September 30, 2024 compared to $5.90 per share at December 31, 2023. Excluding the impact of $14.9 million in non-recurring expenses related to legacy legal matters, which have now been settled, book value per share at September 30, 2024 would have been $6.00 per share.
1 Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA are non-GAAP financial measures. See below for a reconciliation of Total Company Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. For the definition of these measures and a reconciliation of the components of Operated Segment Adjusted EBITDA to their most directly comparable GAAP financial measures, see the accompanying supplemental information section.

•Generated $23.3 million in consolidated revenue for the quarter, up 131% compared to $10.1 million in revenue in the third quarter of 2023.
•Recorded a GAAP net loss of $14.0 million, or $0.14 diluted net loss per share, for the third quarter and a GAAP net loss of $22.6 million, or $0.23 diluted net loss per share, for the first nine months of 2024.
•Generated $6.9 million and $26.1 million of Operated Segment Adjusted EBITDA in the three and nine months ended September 30, 2024, respectively.
•Generated $1.7 million and $12.1 million of Total Company Adjusted EBITDA in the three and nine months ended September 30, 2024, respectively.
•Continued to manage Parent Costs2 within Parent Interest Income, with Parent Costs of $14.0 million and Parent Interest Income of $14.7 million, respectively, for the nine months ended September 30, 2024.
•Generated $70.4 million in operating cash flow during the nine months ended September 30, 2024.
•Repurchased 3,007,294 shares for $14.0 million as of November 7, 2024, through the Company’s stock repurchase program as part of the Company’s overall long-term strategy to deploy excess cash and increase total shareholder returns over time.
•Subsequent to the quarter, on October 18, acquired Deflecto Acquisition, Inc. (“Deflecto”) for $103.7 million (the “Transaction”). Headquartered in Indianapolis, Indiana, Deflecto is a leading specialty manufacturer of essential products serving the commercial transportation, HVAC and office markets. Deflecto is a market leader across each of its segments and end markets, supplying essential, regulatory mandated products to a blue-chip customer base via long-term relationships with more than 1,500 leading retail, wholesale and OEM customers and distribution partners globally. In the trailing twelve-month period ended August 31, 2024, Deflecto generated revenue of approximately $131 million. Based on current market conditions and trends, Acacia expects Deflecto to generate approximately $128-$136 million in revenue in 2024. The Transaction was funded utilizing cash on hand and borrowings under a new senior credit facility secured by Deflecto. For more information, see the Company’s 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2024.
The following table provides a reconciliation of Total Company Adjusted EBITDA to consolidated net loss, the most directly comparable GAAP measure for the three months ended March 31, June 30 and September 30, and the nine months ended September 30.

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024	2024	2024
	(In thousands)
	(Unaudited)
GAAP Net Loss	$(186)	$(8,446)	$(13,996)	$(22,628)
Net (Loss) Income Attributable to Noncontrolling Interests	(3)	(383)	2,339	1,953
Income Tax (Benefit) Expense	(1,109)	(7,061)	5,497	(2,673)
Interest Income and Other, Net	(4,769)	(3,019)	(2,022)	(9,810)
Loss (Gain) on Foreign Currency Exchange	68	134	(130)	72
Net Realized and Unrealized (Gain) / Loss on Derivatives	(171)	2,659	(8,034)	(5,546)
Net Realized and Unrealized (Gain) / Loss on Investments	(2,160)	4,744	4,074	6,658
Non-recurring Legacy Legal Expense	6,243	6,614	2,000	14,857
GAAP Operating Loss	$(2,087)	$(4,758)	$(10,272)	$(17,117)
Depreciation, Depletion & Amortization	4,568	7,405	9,762	21,735
Stock-Based Compensation	858	891	781	2,530
Realized Hedge Gain	800	113	715	1,628
Transaction-Related Costs	—	222	320	542
Legacy Matter Costs	2,193	216	368	2,777
Total Company Adjusted EBITDA	$6,332	$4,089	$1,674	$12,095
2 Parent Cost is a non-GAAP financial measure. For the definition of this measure and a reconciliation of this measure to Operating (Loss) Income, the most directly comparable GAAP financial measure, see the accompanying supplemental information section.

The following table provides the Adjusted EBITDA for each of the Company’s operating segments for the three months ended March 31, June 30 and September 30, and the nine months ended September 30.

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024	2024	2024
	(In thousands)
	(Unaudited)
Energy Operations Adjusted EBITDA[3]	$1,378	$7,039	$8,442	$16,859
Industrial Operations Adjusted EBITDA[3]	1,897	449	579	2,925
Operated Segment Adjusted EBITDA (excluding Intellectual Property Operations Adjusted EBITDA)	3,275	7,488	9,021	19,784
Intellectual Property Operations Adjusted EBITDA[3]	7,160	1,309	(2,139)	6,330
Operated Segment Adjusted EBITDA	10,435	8,797	6,882	26,114
Parent Costs	(4,103)	(4,708)	(5,208)	(14,019)
Total Company Adjusted EBITDA	$6,332	$4,089	$1,674	$12,095
The following table provides Parent Costs and Parent Interest Income for the three months ended March 31, June 30 and September 30, and the nine months ended September 30.

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024	2024	2024
	(In thousands)
	(Unaudited)
Parent Costs	$(4,103)	$(4,708)	$(5,208)	$(14,019)
Parent Interest Income	$5,079	$5,028	$4,570	$14,677
Third Quarter 2024 Financial Summary and Highlights:
•Total revenues were $23.3 million, up 131% compared to $10.1 million in the same quarter last year.
◦Energy Operations generated $15.8 million in revenue in the quarter. As the Company’s initial investment in Benchmark closed on November 13, 2023, there is no comparable revenue in the same quarter last year.
◦Industrial Operations generated $7.0 million in revenue during the quarter, compared to $8.3 million in the same quarter last year. The decrease in revenue was primarily due to a decrease in printer sales.
◦Intellectual Property Operations generated $0.5 million in licensing and other revenue during the quarter, compared to $1.8 million in the same quarter last year.
•General and administrative (G&A) expenses were $11.1 million, compared to $11.6 million in the same quarter of last year. The decrease was primarily due to a decrease in Parent company G&A partially offset by the addition of the Company’s new energy segment operations.
•The Company recorded a GAAP operating loss of $10.3 million, compared to a GAAP operating loss of $13.2 million in the same quarter of last year primarily due to higher revenues generated.
◦Energy Operations contributed $3.1 million in operating income, which included $4.3 million of non-cash depreciation, depletion and amortization expenses, $0.3 million in one-time transaction costs and does not reflect $0.7 million of realized derivatives gain. Such income includes revenue from the Revolution assets that Benchmark acquired earlier in 2024. Adjusted EBITDA for Energy Operations was $8.4 million.
◦Industrial Operations contributed $0.1 million in operating loss which included $0.7 million of non-cash depreciation and amortization expenses. Adjusted EBITDA for Acacia’s Industrial Operations was $0.6 million.
◦The third quarter included $1.9 million in non-recurring Parent general and administrative charges.
•The Company recorded GAAP net loss of $14.0 million, or $0.14 diluted net loss per share, compared to GAAP net income of $1.6 million, or $0.03 diluted net loss per share, in the third quarter of last year.
3 Energy Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA and Intellectual Operations Adjusted EBITDA are non-GAAP financial measures. For the definitions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures, see the accompanying supplemental information section.

◦Net loss included $4.1 million in unrealized loss related to the fair value of equity securities at September 30, 2024.
◦Net loss included $2.0 million in non-recurring expense related to legacy legal matters, which have now been settled.
The following table provides a breakdown of the Company’s financial highlights for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Intellectual property operations	$0.5	$1.8	$19.4	$6.3
Industrial operations	7.0	8.3	22.2	26.5
Energy operations	15.8	—	31.8	—
Total revenues	$23.3	$10.1	$73.5	$32.8
Operating loss	$(10.3)	$(13.2)	$(17.1)	$(35.0)
Unrealized gains (losses) [1]	$(4.1)	$8.8	$(35.5)	$18.8
Realized gains (losses)	$—	$—	$28.9	$(9.4)
Non-recurring legacy legal expense	$(2.0)	$—	$(14.9)	$—
GAAP Net (loss) income	$(14.0)	$1.6	$(22.6)	$(7.7)
GAAP Diluted net loss per share	$(0.14)	$(0.03)	$(0.23)	$(0.23)

[1] Unrealized gains and (losses) are related to the change in fair value of equity securities as of the end of the reported period and for the nine months ended September 30, 2024, and include the reversal of the previously recorded unrealized gain related to the Company’s Arix Bioscience Plc. position for a realized gain.

Life Sciences Portfolio
Acacia has generated $564.1 million in proceeds from sales and royalties of its Life Sciences Portfolio, which was purchased for an aggregate price of $301.4 million in 2020. At September 30, 2024 Acacia’s remaining positions in its Life Sciences Portfolio represented $25.7 million in book value:
•Acacia holds interests in three private companies, valued at an aggregate of $25.7 million, net of non-controlling interests, including an approximately 26% interest in Viamet Pharmaceuticals, Inc., an approximately 18% interest in AMO Pharma, Ltd. and an approximately 4% interest in NovaBiotics Ltd. Values are based on cost or equity accounting.
Balance Sheet and Capital Structure
•Cash, cash equivalents and equity investments measured at fair value totaled $374.2 million at September 30, 2024 compared to $403.2 million at December 31, 2023. The decrease in cash was primarily due to $60.0 million paid to acquire the Revolution assets, $12.0 million paid on the Benchmark revolving credit facility and $7.3 million in repurchases of common stock during the quarter, offset by cash provided by operating activities.
•Equity securities without readily determinable fair value totaled $5.8 million at September 30, 2024, unchanged from December 31, 2023.
•Investment securities representing equity method investments totaled $19.9 million at September 30, 2024 (net of noncontrolling interests), unchanged from December 31, 2023. Acacia owns 64% of MalinJ1, which results in a 26% indirect ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•The Parent company’s total indebtedness was zero at September 30, 2024. On a consolidated basis, Acacia’s total indebtedness was $70.0 million in non-recourse debt at Benchmark as of September 30, 2024.
Book Value as of September 30, 2024
At September 30, 2024, Acacia’s book value was $578.6 million and there were 98.8 million shares of common stock outstanding, for a book value per share of $5.85. Excluding the impact of $14.9 million in non-recurring expenses related to legacy legal matters, which have now been settled, the Company’s book value per share at September 30, 2024 would have been $6.00 per share.

Share Repurchase Program
On November 9, 2023, Acacia’s Board of Directors approved a stock repurchase program (the “Repurchase Program”) for up to $20.0 million, subject to a cap of 5,800,000 shares of Acacia common stock. As of November 7, 2024, the Company has repurchased 3,007,294 common shares for $14.0 million as part of the Company’s overall long-term strategy to deploy excess cash and increase total shareholder returns over time. The Company intends to continue to opportunistically complete share repurchases in the open market during the fourth quarter of 2024 and into 2025, subject to operating needs, market conditions, legal requirements, stock price and other considerations. The Repurchase Program has no time limit and does not require the repurchase of a minimum number of shares. The common stock may be repurchased on the open market, in block trades, or in privately negotiated transactions, including under plans complying with the provisions of Rule 10b5-1 and Rule 10b-18 of the Exchange Act. Refer to Note 14 to the consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024 for additional information.
Investor Conference Call
The Company will host a conference call today, November 12, 2024 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time).
To access the live call, please dial 877-545-0523 (U.S. and Canada) or 973-528-0016 (international) and if requested, reference the access code “847853.” The conference call will also be simultaneously webcast at https://www.webcaster4.com/Webcast/Page/2371/51508 and on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia (Nasdaq: ACTG) is a publicly traded company that is focused on acquiring and operating attractive businesses across the mature technology, energy, and industrial/manufacturing sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. All statements other than statements of historical fact are forward-looking statements and include statements related to estimates and projections with respect to, among other things, the Company’s anticipated financial condition, operating performance, the value of the Company’s assets, general economic and market conditions and other future circumstances and events. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target” and “will,” and similar words and expressions; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially and adversely from those expressed or implied in any forward-looking statements, including, but not limited to: the Company’s ability to successfully identify, diligence, complete, and integrate strategic acquisitions of businesses, divisions, and/or assets, the performance of the Company’s businesses, divisions, and/or assets, disruptions or uncertainty caused by an ability to retain or changes to the employees or management teams of the Company’s businesses, changes to the Company’s relationship and arrangements with Starboard Value LP, any inability of the Company’s operating businesses to execute on their business and, with respect to Benchmark, hedging strategy, risks related to price and other fluctuations in the oil and gas market, inflationary pressures, supply chain disruptions or labor shortages, non-performance by third parties of contractual or legal obligations, changes in the Company’s credit ratings or the credit ratings of the Company’s businesses, security threats, including cybersecurity threats and disruptions to the Company’s business and operations from breaches of information technology systems, or breaches of information technology systems, facilities and infrastructure of third parties with which the Company transacts business, oil or natural gas production becoming uneconomic, causing write downs or adversely affecting Benchmark’s ability to borrow, Benchmark’s ability to replace reserves and efficiently develop current reserves, risks, operational hazards, unforeseen interruptions and other difficulties involved in the production of oil and natural gas, the impact of any seismic events, environmental liability risk, regulatory changes related to the oil and gas industry, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto, general economic conditions, and the success of the Company’s investments. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Investor Contact:
Gagnier Communications
ir@acaciares.com

ACACIA RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$360,050	$340,091
Equity securities	14,100	63,068
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	10,733	80,555
Inventories	12,218	10,921
Prepaid expenses and other current assets	23,795	23,127
Total current assets	457,646	554,512

Property, plant and equipment, net	2,366	2,356
Oil and natural gas properties, net	190,149	25,117
Goodwill	8,990	8,990
Other intangible assets, net	30,872	33,556
Operating lease, right-of-use assets	1,366	1,872
Deferred income tax assets, net	8,424	2,915
Other non-current assets	7,759	4,227
Total assets	$707,572	$633,545

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,258	$3,261
Accrued expenses and other current liabilities	8,668	8,405
Accrued compensation	4,969	4,207
Current asset retirement obligation	1,562	—
Royalties and contingent legal fees payable	6,194	10,786
Deferred revenue	1,268	977
Total current liabilities	27,919	27,636

Asset retirement obligation	28,065	—
Long-term lease liabilities	1,251	1,736
Revolving credit facility	70,000	10,525
Other long-term liabilities	1,771	4,039
Total liabilities	129,006	43,936

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 98,838,337 and 99,895,473 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	99	100
Treasury stock, at cost, 17,720,825 and 16,183,703 shares as of September 30, 2024 and December 31, 2023, respectively	(105,560)	(98,258)
Additional paid-in capital	907,996	906,153
Accumulated deficit	(262,357)	(239,729)
Total Acacia Research Corporation stockholders' equity	540,178	568,266

Noncontrolling interests	38,388	21,343

Total stockholders' equity	578,566	589,609

Total liabilities and stockholders' equity	$707,572	$633,545

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues:
Intellectual property operations	$486	$1,760	$19,442	$6,330
Industrial operations	7,007	8,324	22,183	26,461
Energy operations	15,817	—	31,843	—
Total revenues	23,310	10,084	73,468	32,791

Costs and expenses:
Cost of revenues - intellectual property operations	5,707	5,470	18,473	15,218
Cost of revenues - industrial operations	3,523	4,377	10,849	13,530
Cost of production - energy operations	11,729	—	23,082	—
Engineering and development expenses - industrial operations	108	172	420	593
Sales and marketing expenses - industrial operations	1,391	1,613	4,333	5,385
General and administrative expenses	11,124	11,605	33,428	33,071
Total costs and expenses	33,582	23,237	90,585	67,797
Operating loss	(10,272)	(13,153)	(17,117)	(35,006)

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	(4,074)	8,823	(35,519)	18,783
Gain (loss) on sale of equity securities	—	—	28,861	(9,360)
Earnings on equity investment in joint venture	—	3,375	—	3,375
Net realized and unrealized (loss) gain	(4,074)	12,198	(6,658)	12,798
Non-recurring legacy legal expense	(2,000)	—	(14,857)	—
Change in fair value of the Series B warrants and embedded derivatives	—	1,525	—	8,241
Gain on derivatives - energy operations	8,034	—	5,546	—
Gain (loss) on foreign currency exchange	130	(70)	(72)	25
Interest expense on Senior Secured Notes	—	(130)	—	(1,930)
Interest income and other, net	2,022	2,195	9,810	9,943
Total other income (expense)	4,112	15,718	(6,231)	29,077

(Loss) income before income taxes	(6,160)	2,565	(23,348)	(5,929)

Income tax (expense) benefit	(5,497)	197	2,673	(641)

Net (loss) income including noncontrolling interests in subsidiaries	(11,657)	2,762	(20,675)	(6,570)

Net loss attributable to noncontrolling interests in subsidiaries	(2,339)	(1,126)	(1,953)	(1,126)

Net (loss) income attributable to Acacia Research Corporation	$(13,996)	$1,636	$(22,628)	$(7,696)

Loss per share:
Net loss attributable to common stockholders - Basic	$(13,996)	$(1,741)	$(22,628)	$(15,703)
Weighted average number of shares outstanding - Basic	99,854,723	94,328,452	99,893,336	67,072,835
Basic net loss per common share	$(0.14)	$(0.02)	$(0.23)	$(0.23)
Net loss attributable to common stockholders - Diluted	$(13,996)	$(3,164)	$(22,628)	$(15,703)
Weighted average number of shares outstanding - Diluted	99,854,723	99,122,973	99,893,336	67,072,835
Diluted net loss per common share	$(0.14)	$(0.03)	$(0.23)	$(0.23)

ACACIA RESEARCH CORPORATION - SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURE

This earnings release includes adjusted EBITDA on a consolidated basis and for each of the Company’s segments. Total Company Adjusted EBITDA, Operated Segment Adjusted EBITDA and adjusted EBITDA for each of the Company’s segments are supplemental non-GAAP financial measures used by management and external users of the Company’s consolidated financial statements. GAAP refers to generally accepted accounting principles in the United States. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that includes or excludes amounts that are excluded or included, respectively, in the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.
Total Company Adjusted EBITDA is defined as net income / (loss) before net income / (loss) attributable to noncontrolling interests, income tax (benefit) / expense, interest income and other, net, loss / (gain) on foreign currency exchange, net realized and unrealized (gain) / loss on derivatives, net realized and unrealized loss / (gain) on investments, non-recurring legacy legal expenses, depreciation, depletion and amortization, stock-based compensation, realized hedge gain / (loss), transaction-related costs, and costs related to certain legacy items. Operated Segment Adjusted EBITDA is the aggregate of Energy Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA and Intellectual Property Operations Adjusted EBITDA. The Company is providing Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA, non-GAAP financial measures, because management believes these metrics provide investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance. These measures are not intended to replace the presentation of financial results in accordance with GAAP and may be different from or otherwise inconsistent with similar non-GAAP financial measures used by other companies. The presentation of these non-GAAP financial measures supplements other metrics the Company uses to internally evaluate its subsidiary businesses and facilitate the comparison of past and present operating performance. These measures should not be considered in isolation or as a substitute for measures calculated and presented in accordance with GAAP.
Energy Operations
Energy Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Energy Operations before depreciation, depletion and amortization expense and transaction related costs, and including realized hedge gain / (loss). The Company is providing its Energy Operations’ Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Industrial Operations
Industrial Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Industrial Operations before intangibles amortization and depreciation and amortization expense. The Company is providing its Industrial Operations’ Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Intellectual Property Operations
Intellectual Property Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Intellectual Property Operations before patent amortization, depreciation and amortization expense and stock-based compensation. The Company is providing Intellectual Property Operations’ Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Parent Costs
Parent Costs are defined as operating income / (loss) attributable to Parent before depreciation and amortization expense, stock-based compensation, and costs related to certain legacy matters attributable to the Parent organization. The Company is providing Parent Costs, a non-GAAP financial measure, because it believes it gives the investor a clear picture of a normalized parent-level expense burden.

The following tables reconcile the most directly comparable GAAP financial measures to Adjusted EBITDA for each of the Company’s operating segments and for Parent Costs for the three months ended March 31, June 30 and September 30, and the nine months ended September 30.

	Three Months Ended March 31, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$156	$1,212	$3,282	$(6,737)	$(2,087)
Depreciation, Depletion & Amortization	422	685	3,435	26	4,568
Stock-Based Compensation	—	—	443	415	858
Realized Hedge Gain	800	—	—	—	800
Transaction-Related Costs	—	—	—	—	—
Legacy Matter Costs	—	—	—	2,193	2,193
Adjusted EBITDA	$1,378	$1,897	$7,160	$(4,103)	$6,332
Parent Interest Income				$5,079

	Three Months Ended June 30, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$3,249	$(234)	$(2,253)	$(5,520)	$(4,758)
Depreciation, Depletion & Amortization	3,455	683	3,241	26	7,405
Stock-Based Compensation	—	—	321	570	891
Realized Hedge Gain	113	—	—	—	113
Transaction-Related Costs	222	—	—	—	222
Legacy Matter Costs	—	—	—	216	216
Adjusted EBITDA	$7,039	$449	$1,309	$(4,708)	$4,089
Parent Interest Income				$5,028

	Three Months Ended September 30, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$3,064	$(101)	$(7,138)	$(6,097)	$(10,272)
Depreciation, Depletion & Amortization	4,343	680	4,714	25	9,762
Stock-Based Compensation	—	—	285	496	781
Realized Hedge Gain	715	—	—	—	715
Transaction-Related Costs	320	—	—	—	320
Legacy Matter Costs	—	—	—	368	368
Adjusted EBITDA	$8,442	$579	$(2,139)	$(5,208)	$1,674
Parent Interest Income				$4,570

	Nine Months Ended September 30, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$6,469	$877	$(6,109)	$(18,354)	$(17,117)
Depreciation, Depletion & Amortization	8,220	2,048	11,390	77	21,735
Stock-Based Compensation	—	—	1,049	1,481	2,530
Realized Hedge Gain	1,628	—	—	—	1,628
Transaction-Related Costs	542	—	—	—	542
Legacy Matter Costs	—	—	—	2,777	2,777
Adjusted EBITDA	$16,859	$2,925	$6,330	$(14,019)	$12,095
Parent Interest Income				$14,677